Exhibit 4.32

FIRST SUPPLEMENTAL INDENTURE

dated as of May 26, 2020

among

SBA COMMUNICATIONS CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

to the

INDENTURE

dated as of February 4, 2020

among

SBA COMMUNICATIONS CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Additional $500,000,000 3.875% Senior Notes due 2027

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 26, 2020, among SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of February 4, 2020 (the “Indenture”), providing for the issuance on such date by the Company of $1,000,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2027 (the “Initial Notes”);

WHEREAS, Section 2.13 of the Indenture provides, among other things, that the Company may issue, from time to time, in accordance with the provisions of the Indenture, Additional Notes;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated as of May 19, 2020, among the Company and Citigroup Global Markets Inc., as representative of the initial purchasers identified therein, pursuant to which, among other things, on the date hereof, the Company is issuing $500,000,000 of 3.875% Senior Notes due 2027 as Additional Notes (the “May 2020 Additional Notes”) as permitted by Section 2.13 of the Indenture;

WHEREAS, the May 2020 Additional Notes will have identical terms and conditions as the Initial Notes, other than issue date and issue price;

WHEREAS, the Company intends by this First Supplemental Indenture to create and provide for the issuance of the May 2020 Additional Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 2.02 of the Indenture, the Company and the Trustee are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of the May 2020 Additional Notes under the Indenture without notice to or consent of any Holder; and

WHEREAS, all things necessary to make the May 2020 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a)    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b)    For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

(c)    For all purposes of this First Supplemental Indenture and the May 2020 Additional Notes created hereby, references to the Registration Rights Agreement in the Indenture or the May 2020 Additional Notes shall be deemed to be references to the agreement between the Company and the Initial Purchasers, entered into on the issue date of the May 2020 Additional Notes, whereby the Company will agree for the benefit of the holders of the May 2020 Additional Notes that it will use its reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to an offer to exchange the May 2020 Additional Notes for an issue of notes registered with the SEC.

ARTICLE 2

MAY 2020 ADDITIONAL NOTES

Section 2.01 Creation of the May 2020 Additional Notes. In accordance with Section 2.13 of the Indenture, the Company hereby creates the May 2020 Additional Notes as Additional Notes under the Indenture. The May 2020 Additional Notes shall be issued initially in an aggregate principal amount of $500,000,000 on the date hereof and will be issued at an issue price of 99.50% of the principal amount thereof plus accrued and unpaid interest from February 4, 2020. Interest on the May 2020 Additional Notes shall accrue from February 4, 2020. The May 2020 Additional Notes shall be issued as Restricted Notes.

Section 2.02 The Notes. The May 2020 Additional Notes initially will be issued in the form of Global Notes as follows:

(a)    certificate No. 144A-003 (CUSIP No. 78410G AC8 / ISIN No. US78410GAC87) in the aggregate principal amount of $499,695,000; and

(b)    certificate No. S-002 (CUSIP No. U8038K AJ0 / ISIN No. USU8038KAJ08) in the aggregate principal amount of $305,000, reflecting that for the 40-day period following the issue date of the May 2020 Additional Notes, the May 2020 Additional Notes offered in compliance with Regulation S shall have a different CUSIP number and shall not be fungible with the Initial Notes (the “temporary Regulation S Global Note”).

Section 2.03 Mandatory Exchange of Regulation S Global Notes. Promptly following the termination of 40 days following the issue date of the May 2020 Additional Notes, the Company shall cause the beneficial interests in the May 2020 Additional Notes in the form of a temporary Regulation S Global Note to be exchanged for beneficial interests in a permanent Regulation S Global Note (CUSIP No. U8038K AH4 / ISIN: USU8038KAH42), with no further action by the Company. Upon exchange of the temporary Regulation S Global Notes for a permanent Regulation S Global Note, the Trustee shall cancel the temporary Regulation S Global Note with no further action by the Company.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02 Notices.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature of an authorized representative of the Company, such digital signature provided by any such digital signature provider as specified in writing to the Trustee), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

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Section 3.03 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE MAY 2020 ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04 Separability Clause.

In case any provision in this First Supplemental Indenture or in the May 2020 Additional Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Successors.

All agreements of the Company in this First Supplemental Indenture and the May 2020 Additional Notes shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind their successors.

Section 3.06 Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof with the intent to sign, authenticate or accept such contract or record.

Section 3.07 Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08 Trustee Not Responsible for Recitals.

The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

SBA COMMUNICATIONS CORPORATION
By:	/s/ David C. Sams
	Name:	David C. Sams
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Thomas E. Tabor
	Name:	Thomas E. Tabor
	Title:	Vice President

[Signature Page to First Supplemental Indenture]